EXHIBIT 99.2

For Release:  October 30, 2009

Contact: Roger R. Hopkins, Chief Accounting Officer

Phone: (615) 890-9100

NHI announces fourth quarter dividend

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI ) announced today that it will pay a fourth quarter dividend of 55 cents per common share to shareholders of record on December 31, 2009 and payable on January 29, 2010.

NHI is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans. NHI’s investments involve 125 properties in 18 states and include skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, residential projects for the developmentally disabled and an acute care hospital.  The common stock of National Health Investors trades on the New York Stock Exchange with the symbol NHI.  Additional information including NHI’s most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI’s judgment as of the date of this release.